UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 19, 2009
NOBLE ENERGY, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-07964	73-0785597

(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

100 Glenborough, Suite 100
Houston, Texas	77067

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (281) 872-3100
(Former name, former address and former fiscal year, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b) Departure of Certain Officers.
     On June 22, 2009, Noble Energy, Inc. (the “Company”) announced that Chris Tong, Senior Vice President and Chief Financial Officer announced his retirement from the Company. Mr. Tong will remain with the Company as Senior Vice President to aid in transition until he retires effective August 1, 2009, but will step down as Chief Financial Officer as of June 26, 2009. At this time the Company has not appointed a new Chief Financial Officer, but will announce such appointment following completion of its review of qualified candidates.
     On June 22, 2009, the Company issued a press release announcing Mr. Tong’s departure. A copy of the press release issued by the Company is furnished as part of this report and is attached hereto as Exhibit 99.1.
(e) Compensatory Arrangements of Certain Officers.
     In connection with Mr. Tong’s departure from the Company, and in recognition of his valuable contributions during his tenure at the Company, the Compensation, Benefits and Stock Option Committee of the Company’s board of directors approved the following in connection with Mr. Tong’s compensation arrangements, subject to execution of a separation agreement containing a general release by Mr. Tong of any claims against the Company:
•	Mr. Tong will receive a severance payment of $1,114,688, which will be comprised of: (i) twelve months of base salary totaling $445,000, (ii) a prorated bonus of $194,688 for 2009, and (iii) a lump sum of $475,000 as additional cash consideration for benefits lost due to termination of employment prior to early retirement eligibility;

•	Mr. Tong will receive a payment of $51,347 for six weeks of paid vacation;

•	The terms of Mr. Tong’s agreements covering restricted stock awarded to him on February 1, 2007 and 2008 will be amended to provide for partial vesting of restricted shares of Company common stock held thereunder by Mr. Tong, as follows: 5,850 shares of restricted stock awarded February 1, 2007 and 2,142 shares of restricted stock awarded February 1, 2008 will vest on August 1, 2009;

•	Mr. Tong’s departure is treated as a retirement under the Company’s 1992 Stock Option and Restricted Stock Plan, which provides for an exercise period ending five years after August 1, 2009 for stock options that have vested as of August 1, 2009, unless the terms of such stock options expire on or before that date by their own terms; and

•	The Company will provide medical, dental and vision insurance benefits to Mr. Tong and his eligible dependents for a period of 36 months after August 1, 2009 (i.e., until August 1, 2012) or such shorter period until he obtains substantially equivalent coverage from a subsequent employer.
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits. The following exhibit is furnished as part of this report on Form 8-K:
99.1	Press release dated June 22, 2009.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NOBLE ENERGY, INC.
Date: June 24, 2009	By:	/s/ Arnold J. Johnson
Arnold J. Johnson
Senior Vice President, General Counsel & Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press release dated June 22, 2009.